Contact: George V. Hager, Jr.
         Executive Vice President & Chief Financial Officer
         (610) 444-6350


        GENESIS HEALTH VENTURES REPORTS THIRD QUARTER FISCAL 2003 RESULTS

             o NeighborCare Reports Strong Growth in Revenues and Expanding Margins

             o   Continued Improvement in Nursing Labor Cost Containment

             o   ElderCare Spin-Off on Target for October


KENNETT SQUARE, PA -- (August 5, 2003) -- Genesis Health Ventures, Inc. (NASDAQ:
GHVI) today announced income from continuing operations and net income of $12.4 million ($0.31 per share) and $6.5 million ($0.16 per share), respectively for the quarter ended June 30, 2003. These results include the effect of certain strategic planning, severance and other related costs, as well as tax gains which are described below. Excluding the effect of these costs and gains, income from continuing operations and net income on an as adjusted basis were $15.3 million ($0.38 per share) and $9.4 million ($0.23 per share), respectively for the quarter ended June 30, 2003.

For the nine months ended June 30, 2003, income from continuing operations and net income were $38.6 million ($0.94 per share) and $23.1 million ($0.56 per share), respectively. These results also include the effect of certain strategic planning, severance and other related costs and the impact of certain tax and transactional gains which are described below. Excluding the effect of these costs and gains, income from continuing operations and net income on an as adjusted basis were $41.0 million ($0.99 per share) and $25.5 million ($0.62 per share), respectively.

In addition to the Company's strategic related costs and gains described below, the overall decline in earnings is due to the impact of the "Medicare Cliff", which had the effect of reducing income from continuing operations by $3.7 million ($0.09 per share) for the third quarter of 2003 and $11.0 million ($0.27 per share) for the year-to-date period in 2003.

"Growth this quarter was driven by NeighborCare's increasing operational strength with double-digit revenue growth and expanding margins," said Robert H. Fish, Chairman and Chief Executive Officer. "ElderCare's performance was strengthened this quarter by a continued reduction in our use of nursing agency labor."

During the current and prior year periods, Genesis recognized costs associated with the spin-off of its eldercare operations and the transformation of Genesis to a pharmacy-based business. During the quarter and nine months ended June 30, 2003, such costs before income taxes were $11.5 million and $21.3 million, respectively, compared to $12.6 million in the comparable periods of the prior year. The significant level of strategic costs in the current year quarter of $11.5 million is principally due to $7.2 million of costs to tender employee stock options and restricted stock grants prior to the spin-off and the remaining $4.3 million includes severance costs for a reduction in force and spin-off related legal, accounting and other professional fees. In the prior year quarter and nine months ended June 30, 2002, Genesis recognized $2.6 million and $4.3 million, respectively of debt restructuring and reorganization costs. Also during these periods, Genesis recognized several significant one-time gains. During the nine months ended June 30, 2003, Genesis realized $11.3 million of gains, principally from a break-up fee associated with an attempted pharmacy acquisition. During the three and nine months ended June 30, 2002, Genesis realized gains of $0.2 million and $21.9 million, respectively, associated with an arbitration award. During the three and nine months ended June 30, 2003 and 2002, Genesis realized reductions of income tax expense of $4.4 million and $10.3 million, respectively due to changes in the tax law.

Consolidated Financial Summary
Consolidated revenues for the third quarter ended June 30, 2003 grew 6.5% to $668.7 million versus $628.1 million in the comparable period in the prior year. For the nine months ended June 30, 2003, revenues grew 5.3% to $1,957.2 million versus $1,857.9 million in the comparable period in the prior year. Increased revenues were primarily driven by growth in NeighborCare.

Consolidated EBITDA, as adjusted for the costs and gains described above, for the third quarter ended June 30, 2003, was $53.9 million compared to $54.2 million for the same period in the prior year. The decline in EBITDA as adjusted was caused by the impact of the Medicare Cliff, as described above, but was offset by the growth in EBITDA of the pharmacy business.

Excluding the previously described impact of strategic planning, severance and other related costs; debt restructuring and reorganization costs; and the tax and transactional gains, results for the quarter ended June 30, 2003 as compared to the same quarter in the prior year are presented below and have been labeled 'as adjusted'.

                                                              As reported                        As adjusted
                                                             Quarter ended                      Quarter ended
                                                               June 30,                           June 30,
                                                        2003              2002             2003              2002
                                                        ----              ----             ----              ----
Net Income (in millions)                                $6.5             $17.5             $9.4             $16.3

Net Income Per Share - Diluted                          $0.16            $0.42             $0.23            $0.39

Income from Continuing Operations
 (in millions)                                          $12.4            $18.1             $15.3            $17.0

Income from Continuing Operations
  Per Share - Diluted                                   $0.31            $0.43             $0.38            $0.41

EBITDA (in millions)                                    $42.4            $39.3             $53.9            $54.2

         See attached reconciliations on pages 8 - 9

NeighborCare
NeighborCare's revenues for the third quarter ended June 30, 2003 grew 11.7% to $317.0 million versus $283.6 million in the comparable period in the prior year. For the nine months ended June 30, 2003, revenues grew 9.5% to $914.9 million versus $835.4 million in the comparable period in the prior year. NeighborCare's revenue growth was driven not only by an increase in the number of beds served this quarter versus the same period in the prior year, but also by an increase in the revenue per bed. Growth in number of beds served is a result of a reconfigured sales force, improved client retention and the addition of two new pharmacy sites during the quarter. NeighborCare's increase in revenue per bed was a result of further improvement in its quality mix, serving more skilled nursing beds and fewer assisted living beds.

NeighborCare's EBITDA for the third quarter ended June 30, 2003 increased 22.3% to $33.4 million compared to $27.3 million in the same period in the prior year. For the nine months ended June 30, 2003, NeighborCare's EBITDA increased 15.2% to $92.6 million compared to $80.4 million in the same period in the prior year. Pharmacy EBITDA margins increased to 10.0% this quarter versus 8.8% in the comparable quarter in the prior year and 9.6% last quarter. Margin increases in the quarter are attributed to a previously announced margin expansion initiative. This program is now operational in all seven pharmacy regions. John
J. Arlotta, Vice Chairman said, "We are very pleased with the progress we have made thus far with our margin improvement program and feel we are well positioned to continue to drive down our costs while maintaining our high quality of service."

ElderCare
Inpatient revenues for the third quarter ended June 30, 2003 were consistent at $303.6 million versus $302.7 million in the comparable period in the prior year. For the nine months ended June 30, 2003, inpatient revenues were $905.2 million compared to $899.3 million in the same period in the prior year. Despite the Medicare Cliff, inpatient revenues increased as a result of improved rates from private pay and Medicaid sources.

Inpatient EBITDA for the third quarter ended June 30, 2003 was $28.9 million compared to $34.7 million in the same period in the prior year. For the nine months ended June 30, 2003, inpatient EBITDA was $85.4 million compared to $106.9 million in the same period in the prior year. The decline in EBITDA was primarily driven by the impact of the Medicare Cliff, as previously discussed, but was offset by moderating nursing labor costs, which grew 3.7% on a per patient day basis in the current year quarter compared to the same period in the prior year, and 5.6% in the current year-to-date period compared to the same period last year. Agency labor costs also declined this quarter almost 40% over the same period in the prior year. Overall nursing costs and the agency component of those costs improved as a result of the Company's continued efforts to efficiently manage overtime utilization and to reduce reliance on agency staffing.

Quarter over quarter, overall nursing labor costs declined nearly 1% to $77.98 per patient day and agency labor costs declined 5.2% while maintaining the level of nursing hours per patient day.

"The operating performance of the business that will form Genesis HealthCare Corporation (GHC) continues to meet our expectations," stated George V. Hager Jr., the appointed Chief Executive Officer of GHC. "Our occupancy levels continue to exceed industry-averages, we have seen demonstrated success in our labor staffing and scheduling cost-reduction initiatives, our rehabilitation business continues to add new contracts and maintain productivity levels, and overhead costs, both direct and indirect, have been consistent all year."

Reimbursement Update
On August 4, 2003, the Centers for Medicare & Medicaid Services (CMS) published in the Federal Register the final fiscal year 2004 skilled nursing facility prospective payment system rules effective October 1, 2003. The final rules make two significant enhancements to the market basket adjusting the fiscal year 2004 base rates by 6.26% (3% increase in the annual update factor and a 3.26% upward adjustment correcting for previous forecast errors). These two changes are estimated to increase Medicare payment rates per patient day by $19. The final rules also provide for the continuation through fiscal year 2004 of certain payment add-ons which were authorized in the Balanced Budget Refinement Act of 1999 to compensate for non-therapy ancillaries.

The recent economic downturn has had a negative affect on most state revenues and has put pressure on state budgets. Given that Medicaid outlays are a significant component of state budgets, the Company expects continuing cost containment pressures on Medicaid outlays in the states in which it operates. State specific details are just emerging as state legislatures begin the task of approving budgets. However, initial indication points to inflationary type increases of 3 - 4% in most states as was previously anticipated.

Liability Insurance Update
During the quarter ended June 30, 2004, Genesis successfully renewed its professional liability insurance coverage through May 31, 2004. Consistent with the Company's previous program structure, Genesis retains self-insurance limits of approximately $14.0 million with coverage in excess of the self-insured limit of approximately $100.0 million through third-party carriers on both an occurrence and aggregate basis. On a continuing operations basis, overall pre-tax liability insurance expense increased approximately $3.0 million on an annual basis in connection with the renewal.

Spin-Off Update
Genesis' spin-off of its ElderCare businesses is on track for October 2003.

Share Repurchase Program Update
On March 20, 2003, Genesis announced that its Board of Directors had authorized the Company to repurchase up to $50.0 million of the Company's common stock. As of June 30, 2003, Genesis had repurchased approximately $36.2 million of the Company's common stock or 2.3 million shares of common stock, through privately negotiated transactions and in the open market, representing 5.5% of the common stock outstanding.

Discontinued Operations
On October 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards, No. 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 144"). Under SFAS 144, discontinued businesses including assets held for sale are removed from the results of continuing operations and presented as a separate line on the statement of operations.

Outlook
The Company is reaffirming its guidance for fiscal year 2003. See earnings guidance and related reconciliations on page 13.

Conference Call
Genesis Health Ventures will host a conference call and webcast at 9:30 a.m. EDT on August 5, 2003 to discuss its financial results for the third quarter.

Investors can access the conference call by phone at (888) 276-0005 or live via webcast through the home page of the Genesis web site at http://www.ghv.com. A replay of the call will also be posted on the home page of the Genesis web site at http://www.ghv.com.

About Genesis Health Ventures
Genesis Health Ventures (NASDAQ: GHVI) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis ElderCare skilled nursing and assisted living facilities. Other Genesis healthcare services include rehabilitation and respiratory therapy, group purchasing, and diagnostics.


Visit our website at http://www.ghv.com
                     ------------------

                                      # # #

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Such forward looking statements include, without limitation, statements regarding expected changes in reimbursement rates, inflationary increases in state Medicaid rates, self-insurance retention limits, the effect and timing of the spin-off of our eldercare operation and guidance for the fiscal year 2003. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, delays and other difficulties related to the spin-off, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; an economic downturn or changes in the laws affecting our business in those markets in which we operate; the terms of any share repurchase; that there can be no assurance that any spin-off transaction will be completed or completed in the expected timeframe and if completed will increase shareholder value, and that there can be no assurance that the proposed transaction with ElderTrust and the partnerships will be completed, will be completed on the expected terms and in the expected timeframe or will have the expected economic effect.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                      # # #

                                                    GENESIS HEALTH VENTURES, INC.
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                              THREE MONTHS ENDED JUNE 30, 2003 AND 2002
                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                 Three Months Ended             Three Months Ended
                                                                                    June 30, 2003                  June 30, 2002
                                                                                    -------------                  -------------
Net revenues:
    Inpatient services                                                               $   303,645                    $   302,672
    Pharmacy services                                                                    316,965                        283,644
    Other revenue                                                                         48,049                         41,742
                                                                                     -----------                    -----------
      Total net revenues                                                                 668,659                        628,058
                                                                                     -----------                    -----------
Operating expenses:
    Salaries, wages and benefits                                                         279,202                        262,234
    Cost of sales                                                                        201,886                        179,563
    Other operating expenses                                                             126,833                        125,117
    Strategic planning, severance and other related costs                                 11,474                         12,568
Net gain from break-up fee and other settlements                                               -                           (229)
Depreciation and amortization expense                                                     16,622                         15,077
Lease expense                                                                              6,879                          6,971
Interest expense                                                                           9,848                          9,459
                                                                                     -----------                    -----------
Income before debt restructuring and reorganization costs,
    income tax expense, equity in net income of unconsolidated
    affiliates and minority interests                                                     15,915                         17,298
Debt restructuring and reorganization costs                                                    -                          2,570
                                                                                     -----------                    -----------
Income before income tax expense, equity in net income
    of unconsolidated affiliates and minority interests                                   15,915                         14,728
Income tax expense (benefit)                                                               2,154                         (4,567)
                                                                                     -----------                    -----------
Income before equity in net income of unconsolidated
    affiliates and minority interests                                                     13,761                         19,295
Equity in net income of unconsolidated affiliates                                            569                             99
Minority interests                                                                        (1,272)                          (592)
                                                                                     -----------                    -----------
Income from continuing operations before preferred stock dividends                        13,058                         18,802
Preferred stock dividends                                                                    660                            656
                                                                                     -----------                    -----------
Income from continuing operations                                                         12,398                         18,146
Loss from discontinued operations, net of taxes                                           (5,926)                          (693)
                                                                                     -----------                    -----------
Net income attributed to common shareholders                                         $     6,472                    $    17,453
                                                                                     ===========                    ===========

Per Common Share Data:
Basic:
    Income from continuing operations                                                $      0.31                    $      0.44
    Loss from discontinued operations                                                      (0.15)                         (0.02)
    Net income                                                                       $      0.16                    $      0.42
    Weighted average shares                                                           40,097,289                     41,341,830

Diluted:
    Income from continuing operations                                                $      0.31                    $      0.43
    Loss from discontinued operations                                                      (0.15)                         (0.02)
    Net income                                                                       $      0.16                    $      0.42
    Weighted average shares - income from continuing operations                       42,370,934                     43,470,082
    Weighted average shares - net income                                              40,097,289                     43,470,082


                                                     GENESIS HEALTH VENTURES, INC.
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                              NINE MONTHS ENDED JUNE 30, 2003 AND 2002
                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                  Nine Months Ended              Nine Months Ended
                                                                                    June 30, 2003                  June 30, 2002
                                                                                    -------------                  -------------
Net revenues:
    Inpatient services                                                               $   905,178                    $   899,306
    Pharmacy services                                                                    914,876                        835,428
    Other revenue                                                                        137,168                        123,189
                                                                                     -----------                    -----------
      Total net revenues                                                               1,957,222                      1,857,923
                                                                                     -----------                    -----------
Operating expenses:
    Salaries, wages and benefits                                                         832,670                        775,141
    Cost of sales                                                                        578,655                        530,087
    Other operating expenses                                                             371,854                        372,520
    Strategic planning, severance and other related costs                                 21,312                         12,568
Net gain from break-up fee and other settlements                                         (11,337)                       (21,907)
Depreciation and amortization expense                                                     48,817                         44,387
Lease expense                                                                             20,782                         20,055
Interest expense                                                                          30,657                         31,386
                                                                                     -----------                    -----------
Income before debt restructuring and reorganization costs,
    income tax expense, equity in net income of unconsolidated
    affiliates and minority interests                                                     63,812                         93,686
Debt restructuring and reorganization costs                                                    -                          4,270
                                                                                     -----------                    -----------
Income before income tax expense, equity in net income
    of unconsolidated affiliates and minority interests                                   63,812                         89,416
Income tax expense                                                                        20,834                         24,562
                                                                                     -----------                    -----------
Income before equity in net income of unconsolidated
    affiliates and minority interests                                                     42,978                         64,854
Equity in net income of unconsolidated affiliates                                          1,161                            490
Minority interests                                                                        (3,567)                        (1,344)
                                                                                     -----------                    -----------
Income from continuing operations before preferred stock dividends                        40,572                         64,000
Preferred stock dividends                                                                  2,009                          1,916
                                                                                     -----------                    -----------
Income from continuing operations                                                         38,563                         62,084
Loss from discontinued operations, net of taxes                                          (15,490)                        (4,089)
                                                                                     -----------                    -----------
Net income attributed to common shareholders                                         $    23,073                    $    57,995
                                                                                     ===========                    ===========

Per Common Share Data:
Basic:
    Income from continuing operations                                                $      0.94                    $     1.51
    Loss from discontinued operations                                                      (0.38)                         (0.10)
    Net income                                                                       $      0.56                    $      1.41
    Weighted average shares                                                           41,135,170                     41,211,603

Diluted:
    Income from continuing operations                                                $      0.94                    $      1.48
    Loss from discontinued operations                                                      (0.38)                         (0.09)
    Net income                                                                       $      0.56                    $      1.38
    Weighted average shares - income from continuing operations                       43,378,463                     43,339,666
    Weighted average shares - net income                                              41,135,170                     43,339,666

                                                    GENESIS HEALTH VENTURES, INC.
                                                  FINANCIAL HIGHLIGHTS (UNAUDITED)

Reconciliation of net income, as reported to net income, as adjusted
    (in thousands, except share and per share amounts)                           Three Months Ended         Three Months Ended
                                                                                    June 30, 2003              June 30, 2002
                                                                                    -------------              -------------
Net income available to common shareholders - as reported                            $     6,472                $    17,453
Add back:
    Strategic planning, severance and other related costs                                 11,474                     12,568
    Net gain from break-up fee and other settlements                                           -                       (229)
    Debt restructuring and reorganization costs                                                -                      2,570
    Tax impact of items added back above                                                  (4,085)                    (5,814)
    Net tax benefit from change in tax law                                                (4,443)                   (10,285)
                                                                                     -----------                -----------
Net income - as adjusted                                                             $     9,418                $    16,263
Assumed conversion of preferred stock                                                          -                        656
                                                                                     -----------                -----------
Net income, as adjusted to calculate diluted per share results                       $     9,418                $    16,919
                                                                                     -----------                -----------
Net income, as adjusted per share - diluted                                          $      0.23                $      0.39
                                                                                     -----------                -----------
Weighted average shares - diluted                                                     40,097,289                 43,470,082
                                                                                     ===========                ===========

------------------------------------------------------------------------------------------------------------------------------------

Reconciliation of net income, as reported to income from
    continuing operations, as reported and as adjusted (in                       Three Months Ended         Three Months Ended
    thousands, except share and per share amounts)                                  June 30, 2003              June 30, 2002
                                                                                    -------------               -----------

Net income available to common shareholders - as reported                            $     6,472                $    17,453
Add back:
    Loss from discontinued operations, net of taxes                                        5,926                        693
                                                                                     -----------                -----------
Income from continuing operations - as reported                                      $    12,398                $    18,146
Add back:
    Strategic planning, severance and other related costs                                 11,474                     12,568
    Net gain from break-up fee and other settlements                                           -                       (229)
    Debt restructuring and reorganization costs                                                -                      2,570
    Tax impact of items added back above                                                  (4,085)                    (5,814)
    Net tax benefit from change in tax law                                                (4,443)                   (10,285)
                                                                                     -----------                -----------
Income from continuing operations - as adjusted                                      $    15,344                $    16,956
Assumed conversion of preferred stock                                                        660                        656
                                                                                     -----------                -----------
Income from continuing operations, as adjusted to calculate
    diluted per share results                                                        $    16,004                $    17,612
                                                                                     -----------                -----------
Income from continuing operations, as adjusted per share - diluted                   $      0.38                $      0.41
                                                                                     -----------                -----------
Weighted average shares - diluted                                                     42,370,934                 43,470,082
                                                                                     ===========                ===========
------------------------------------------------------------------------------------------------------------------------------------
Reconciliation of net income, as reported to net income, as adjusted
    (in thousands, except share and per share amounts)                            Nine Months Ended          Nine Months Ended
                                                                                    June 30, 2003              June 30, 2002
                                                                                    -------------              -------------

Net income available to common shareholders - as reported                            $    23,073                $    57,995
Add back:
    Strategic planning, severance and other related costs                                 21,312                     12,568
    Net gain from break-up fee and other settlements                                     (11,337)                   (21,907)
    NCS financing cost with pharmacy supplier (included in cost of sales)                    601                          -
    Debt restructuring and reorganization costs                                                -                      4,270
    Tax impact of items added back above                                                  (3,735)                     1,977
    Net tax benefit from change in tax law                                                (4,443)                   (10,285)
                                                                                     -----------                -----------
Net income - as adjusted                                                             $    25,471                $    44,618
Assumed conversion of preferred stock                                                          -                      1,916
                                                                                     -----------                -----------
Net income - as adjusted to calculate diluted per share results                      $    25,471                $    46,534
                                                                                     -----------                -----------
Net income - as adjusted per share - diluted                                         $      0.62                $      1.07
                                                                                     -----------                -----------
Weighted average shares - diluted                                                     41,135,170                 43,339,666
                                                                                     ===========                ===========

------------------------------------------------------------------------------------------------------------------------------------

Reconciliation of net income, as reported to income from
    continuing operations, as reported and as adjusted (in                        Nine Months Ended          Nine Months Ended
    thousands, except share and per share amounts)                                  June 30, 2003              June 30, 2002
                                                                                    -------------              -------------

Net income available to common shareholders - as reported                            $    23,073                $    57,995
Add back:
    Loss from discontinued operations, net of taxes                                       15,490                      4,089
                                                                                     -----------                -----------
Income from continuing operations - as reported                                      $    38,563                $    62,084
Add back:
    Strategic planning, severance and other related costs                                 21,312                     12,568
    Net gain from break-up fee and other settlements                                     (11,337)                   (21,907)
    NCS financing cost with pharmacy supplier (included in cost of sales)                    601                          -
    Debt restructuring and reorganization costs                                                -                      4,270
    Tax impact of items added back above                                                  (3,735)                     1,977
    Net tax benefit from change in tax law                                                (4,443)                   (10,285)
                                                                                     -----------                -----------
Income from continuing operations - as adjusted                                      $    40,961                $    48,707
Assumed conversion of preferred stock                                                      2,009                      1,916
                                                                                     -----------                -----------
Income from continuing operations - as adjusted to calculate
diluted per share results                                                            $    42,970                $    50,623
                                                                                     -----------                -----------
Income from continuing operations - as adjusted per share - diluted                  $      0.99                $      1.17
                                                                                     -----------                -----------
Weighted average shares - diluted                                                     43,378,463                 43,339,666
                                                                                     ===========                ===========
------------------------------------------------------------------------------------------------------------------------------------

                                                    GENESIS HEALTH VENTURES, INC.
                                                  FINANCIAL HIGHLIGHTS (UNAUDITED)


Reconciliation of net income to EBITDA as reported
    and as adjusted (in thousands)                                              Three Months Ended          Three Months Ended
                                                                                   June 30, 2003              June 30, 2002
                                                                                   -------------              -------------
Net income available to common shareholders - as reported                            $  6,472                   $ 17,453
Add back:
    Loss from discontinued operations, net of taxes                                     5,926                        693
    Preferred stock dividends                                                             660                        656
    Equity in net income or loss of unconsolidated affiliates                            (569)                       (99)
    Minority interests                                                                  1,272                        592
    Income tax expense (benefit)                                                        2,154                     (4,567)
    Interest expense                                                                    9,848                      9,459
    Depreciation and amortization expense                                              16,622                     15,077
                                                                                     --------                   --------
EBITDA - as reported                                                                 $ 42,385                   $ 39,264
    Net expense (gain) from break-up fee and other settlements                              -                       (229)
    Strategic planning, severance and other related costs                              11,474                     12,568
    Debt restructuring and reorganization costs                                             -                      2,570
                                                                                     --------                   --------
EBITDA - as adjusted                                                                 $ 53,859                   $ 54,173
                                                                                     ========                   ========
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Reconciliation of net income to EBITDA as reported
    and as adjusted (in thousands)                                               Nine Months Ended          Nine Months Ended
                                                                                   June 30, 2003              June 30, 2002
                                                                                   -------------              -------------

Net income available to common shareholders - as reported                            $ 23,073                   $ 57,995
Add back:
    Loss from discontinued operations, net of taxes                                    15,490                      4,089
    Preferred stock dividends                                                           2,009                      1,916
    Equity in net income of unconsolidated affiliates                                  (1,161)                      (490)
    Minority interests                                                                  3,567                      1,344
    Income tax expense                                                                 20,834                     24,562
    Interest expense                                                                   30,657                     31,386
    Depreciation and amortization expense                                              48,817                     44,387
                                                                                     --------                   --------
EBITDA - as reported                                                                 $143,286                   $165,189
    Net gain from break-up fee and other settlements                                  (11,337)                   (21,907)
    Strategic planning, severance and other related costs                              21,312                     12,568
    NCS financing cost with pharmacy supplier (included in cost of sales)                 601                          -
    Debt restructuring and reorganization costs                                             -                      4,270
                                                                                     --------                   --------
EBITDA - as adjusted                                                                 $153,862                   $160,120
                                                                                     ========                   ========

------------------------------------------------------------------------------------------------------------------------------------

                                               GENESIS HEALTH VENTURES, INC.
                                      UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                           JUNE 30, 2003 AND SEPTEMBER 30, 2002
                                                      (IN THOUSANDS)



                                                                                June 30, 2003          September 30, 2002
                                                                                -------------          ------------------
Assets:
Current assets:
    Cash and equivalents                                                          $  134,086               $  148,030
    Restricted investments in marketable securities                                   16,350                   15,074
    Accounts receivable, net                                                         363,854                  369,969
    Inventory                                                                         68,092                   64,734
    Prepaid expenses and other current assets                                         57,225                   47,850
    Assets held for sale                                                                   -                   46,134
                                                                                  ----------               ----------
      Total current assets                                                           639,607                  691,791
                                                                                  ----------               ----------
Property, plant and equipment, net                                                   744,711                  795,928
Assets held for sale                                                                  18,276                        -
Restricted investments in marketable securities                                       77,381                   71,073
Other long-term assets                                                                50,593                   51,042
Investments in unconsolidated affiliates                                              11,942                   14,143
Identifiable intangible assets, net                                                   22,821                   25,795
Goodwill                                                                             342,304                  339,723
                                                                                  ----------               ----------
    Total assets                                                                  $1,907,635               $1,989,495
                                                                                  ==========               ==========

Liabilities and Shareholders' Equity:
Current liabilities:
    Current installments of long-term debt                                        $   46,649               $   40,744
    Accounts payable and accrued expenses                                            174,331                  202,041
                                                                                  ----------               ----------
      Total current liabilities                                                      220,980                  242,785
                                                                                  ----------               ----------
Long-term debt                                                                       575,702                  648,939
Deferred income taxes                                                                 48,896                   37,191
Self-insurance liability reserves                                                     49,862                   42,019
Other long-term liabilities                                                           46,862                   48,989
Minority interests                                                                    11,708                   10,684
Redeemable preferred stock, including accrued dividends                               46,723                   44,765
Shareholders' equity                                                                 906,902                  914,123
                                                                                  ----------               ----------
    Total liabilities and shareholders' equity                                    $1,907,635               $1,989,495
                                                                                  ==========               ==========


------------------------------------------------------------------------------------------------------------------------------------

Rollforward of book value per share
                                                             (in thousands)      (in thousands)
                                                         ---------------------   --------------      ------------------------
                                                         Shareholders' equity    Common shares       Book value per share (1)
                                                         ---------------------    ------------       ------------------------

Balance at September 30, 2002                                  $914,123               41,501               $    22.03

Net income attributed to common shareholders                     23,073                 -

Accumulated other comprehensive loss                             (3,218)                -

Issuance of common stock                                          9,131                  534

Repurchase of common stock                                      (36,207)              (2,299)

                                                               --------           ----------               ----------
Balance at June 30, 2003                                       $906,902               39,736               $    22.82
                                                               ========           ==========               ==========

(1) Excluding redeemable preferred stock.

                                                    GENESIS HEALTH VENTURES, INC.
                                      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         THREE AND NINE MONTHS ENDED JUNE 30, 2003 AND 2002
                                                           (IN THOUSANDS)


                                                                 Three Months    Three Months       Nine Months        Nine Months
                                                                    Ended            Ended              Ended             Ended
                                                                June 30, 2003     June 30, 2002     June 30, 2003      June 30, 2002
                                                                -------------     -------------     -------------      -------------
Cash flows from operating activities:
   Net income attributed to common shareholders                   $  6,472          $ 17,453          $  23,073          $  57,995
   Net charges included in operations not requiring funds           33,237            58,309             96,256            118,204
   Changes in assets and liabilities:
      Accounts receivable                                           (1,093)           (4,887)           (23,835)           (21,134)
      Accounts payable and accrued expenses                         (8,984)             (486)           (16,606)            24,099
      Refinancing of pharmacy supplier credit terms                      -                 -                  -            (42,000)
      Receipt of break-up fee, net of costs                              -                 -             10,580                  -
      Other, net                                                   (11,434)           (4,952)            (6,673)            (4,827)
                                                                  --------          --------          ---------          ---------
   Net cash provided by operating activities before
    debt restructuring and reorganization costs                     18,198            65,437             82,795            132,337
                                                                  --------          --------          ---------          ---------
   Cash paid for debt restructuring and reorganization costs          (684)          (12,117)            (1,677)           (44,299)
                                                                  --------          --------          ---------          ---------
   Net cash provided by operating activities                        17,514            53,320             81,118             88,038
                                                                  --------          --------          ---------          ---------

Cash flows from investing activities:
   Capital expenditures                                            (15,544)          (12,981)           (42,496)           (32,954)
   Net sales (purchases) of restricted marketable securities        (6,463)              317             (7,372)           (12,722)
   Acquisition of rehabilitation services business                    (482)                -             (5,918)                 -
   Sale (purchase) of eldercare assets                              25,567                 -             55,123            (10,453)
   Other                                                             2,403               152              8,425              5,397
                                                                  --------          --------          ---------          ---------
   Net cash provided by (used in) investing activities               5,481           (12,512)             7,762            (50,732)
                                                                  --------          --------          ---------          ---------

Cash flows from financing activities:
   Repayment of long-term debt and payment of sinking
    fund requirements                                               (3,121)          (11,619)           (66,617)           (45,968)
   Proceeds from issuance of long-term debt                              -                 -                  -             80,000
   Repurchase of common stock                                      (19,269)                -            (36,207)                 -
                                                                  --------          --------          ---------          ---------
   Net cash (used in) provided by financing activities             (22,390)          (11,619)          (102,824)            34,032
                                                                  --------          --------          ---------          ---------

Net increase (decrease) in cash and equivalents                   $    605          $ 29,189          $ (13,944)         $  71,338

Cash and equivalents:
Beginning of period                                                133,481          $ 74,288            148,030             32,139
                                                                  --------          --------          ---------          ---------
End of period                                                     $134,086          $103,477          $ 134,086          $ 103,477
                                                                  ========          ========          =========          =========

                                                    GENESIS HEALTH VENTURES, INC.
                                                  FINANCIAL HIGHLIGHTS (UNAUDITED)


                                                               Three Months         Three Months     Nine Months      Nine Months
                                                                  Ended                Ended            Ended            Ended
Segment Data (dollars in thousands)                            June 30, 2003        June 30, 2002    June 30, 2003   June 30, 2002
                                                               -------------        -------------    -------------   -------------
Inpatient services
Revenue                                                         $  303,645           $  302,672       $  905,178      $  899,306
EBITDA - $                                                          28,869               34,708           85,433         106,888
EBITDA - %                                                             9.5%                11.5%             9.4%           11.9%
Pharmacy services (including intersegment amounts)
Revenue                                                         $  336,077           $  310,321       $  973,650      $  914,981
EBITDA - $                                                          33,446               27,276           92,649          80,407
EBITDA - %                                                            10.0%                 8.8%             9.5%            8.8%



                                                               Three Months         Three Months      Nine Months     Nine Months
                                                                   Ended                Ended           Ended           Ended
Selected Operating Statistics                                 June 30, 2003         June 30, 2002    June 30, 2003   June 30, 2002
                                                               ------------         -------------    -------------   -------------

Occupancy                                                             91.0%                91.7%            91.1%           92.0%

Patient Days:
    Private and other                                              319,698              340,639          972,977       1,042,510
    Medicare                                                       260,218              258,331          766,974         734,327
    Medicaid                                                     1,040,373            1,033,389        3,129,320       3,140,564
                                                                ----------           ----------       ----------      ----------
    Total Days                                                   1,620,289            1,632,359        4,869,271       4,917,401
                                                                ==========           ==========       ==========      ==========

Per Diems:
    Private and other                                           $   202.64           $   197.30       $   202.17      $   196.47
    Medicare                                                        313.87               336.58           312.13          340.79
    Medicaid                                                        145.85               138.20           144.91          136.07

Nursing labor costs per patient day:
    Employed labor                                              $    72.33           $    65.98       $    71.62      $    64.46
    Agency labor                                                      5.65                 9.20             6.21            9.22
                                                                ----------           ----------       ----------      ----------
    Total                                                       $    77.98           $    75.18       $    77.83      $    73.68
                                                                ==========           ==========       ==========      ==========


Pharmacy beds served                                               253,416              248,746          250,961         250,314

Institutional pharmacy revenue per bed                          $    1,158           $    1,099       $    3,392      $    3,207

                                                    GENESIS HEALTH VENTURES, INC.
                                                    EARNINGS GUIDANCE (UNAUDITED)
                                            FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003


Reconciliation of GAAP to non-GAAP                                                    Low end                High end
projected earnings guidance                                                          of range                of range
                                                                             ------------------------  -----------------------------
                                                                                  $      $ per share *      $      $ per share *
                                                                             ------------------------  -----------------------------
Projected net income (GAAP)                                                    $ 32,924      $0.83       $ 35,081      $ 0.88
Add back:
   Strategic planning, severance and other related costs                         28,312                    28,312
   Net gain from break-up fee and other settlements                             (11,337)                  (11,337)
   NCS financing cost with pharmacy supplier (included in cost of sales)            601                       601
   Tax impact of items added back above                                          (4,905)                   (4,905)
   Net tax benefit from change in tax law                                        (4,443)                   (4,443)
                                                                               ---------------------      -------------------
Projected net income - as adjusted (non-GAAP)                                  $ 41,152      $1.02       $ 43,309      $ 1.07
                                                                               =====================     ====================

Projected net income (GAAP)                                                    $ 32,924      $0.83       $ 35,081      $ 0.88
Add back:
   Loss from discontinued operations                                             15,677                    15,677
                                                                               ---------------------     --------------------
Projected income from continuing operations (GAAP)                             $ 48,601      $1.19       $ 50,758      $ 1.24
Add back:
   Strategic planning, severance and other related costs                         28,312                    28,312
   Net gain from break-up fee and other settlements                             (11,337)                  (11,337)
   NCS financing cost with pharmacy supplier (included in cost of sales)            601                       601
   Tax impact of items added back above                                          (4,905)                   (4,905)
   Net tax benefit from change in tax law                                        (4,443)                   (4,443)
                                                                               ---------------------     --------------------
Projected income from continuing operations - as adjusted (non-GAAP)           $ 56,830      $1.38       $ 58,986      $ 1.43
                                                                               =====================     ====================

* - $ per common share on a diluted basis, assuming the conversion of redeemable preferred stock to common stock.